UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 15, 2011

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
(Address of Principal Executive Offices)		(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

We currently estimate that our net loss for the fiscal quarter ended June 26, 2011 will be approximately $10,000,000 to $12,000,000, or $0.43 to $0.51 per common share, compared to a net loss for the fiscal quarter ended March 27, 2011 of $20,482,000, or $0.88 per common share.

We currently estimate that our non-GAAP net loss for the fiscal quarter ended June 26, 2011 will be approximately $6,100,000 to $8,900,000, or $0.26 to $0.38 per common share, compared to non-GAAP net loss for the fiscal quarter ended March 27, 2011 of $16,515,000, or $0.71 per common share.

Non-GAAP net loss is a “non-GAAP financial measure” within the meaning of the Securities and Exchange Commission’s Regulation G. With respect to non-GAAP net loss, we have disclosed the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and a reconciliation of non-GAAP net loss to the most directly comparable GAAP financial measure appears below. Management believes that non-GAAP net loss provides useful information to investors regarding our results of operations and financial condition because it eliminates unusual items impacting earnings and facilitates a more meaningful comparison and understanding of our operating performance for the current, past and future periods.

Reconciliation of Non-GAAP net loss to GAAP net loss – Unaudited

(In thousands, except per share data)

	Thirteen Weeks Ended
	June 26, 2011		March 27,	June 27,
	(estimated range)		2011	2010
Net loss - GAAP	$(12,000)	$(10,000)	$(20,482)	$(18,500)
Add severance expenses	—	—	6,725	—
Subtract reversal of severance expenses	(800)	(400)	—	—
Subtract gain on extinguishment of debt	—	—	(5,467)	—
Add asset impairment charge	—	—	—	2,294
Add accelerated depreciation	2,200	2,600	724	—
Add non-cash interest expenses	1,700	1,700	1,985	2,119

Net loss - Adjusted	$(8,900)	$(6,100)	$(16,515)	$(14,087)

Net loss per common share – GAAP:
Basic loss per share	$(0.51)	$(0.43)	$(0.88)	$(0.79)
Diluted loss per share	$(0.51)	$(0.43)	$(0.88)	$(0.79)
Net loss per common share – Adjusted:
Basic loss per share	$(0.38)	$(0.26)	$(0.71)	$(0.60)
Diluted loss per share	$(0.38)	$(0.26)	$(0.71)	$(0.60)
Weighted average common and common equivalent shares outstanding:
Basic	23,379	23,379	23,375	23,362
Diluted	23,379	23,379	23,375	23,362

Net loss per common share basic and diluted, is calculated by dividing net loss by weighted average common and common equivalent shares outstanding basic and diluted, respectively.

The information contained herein shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: July 14, 2011	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer